UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

AMERICAN RESTAURANT CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

1405 West Pinhook Road, Suite 102 Lafayette, Louisiana (Address of principal executive offices)	70503 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

American Restaurant Concepts, Inc. (the “Company”) held a Special Meeting of Stockholders on October 21, 2013. The matter submitted to stockholders at the meeting and the voting results thereof were as follows:

Proposal No. 1 – Reverse Stock Split

The stockholders approved a proposal to amend the Company’s articles of incorporation, as amended, to effect a reverse stock split of the Company’s Class A common stock, par value $0.01 per share, at any whole number ratio of between 1-for-5 and 1-for-50, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Company’s board of directors, in its discretion, following stockholder approval, but not later than December 31, 2014.

Votes For	Votes Against	Votes Abstained
25,763,633	1,270,492	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: October 25, 2013	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer